Exhibit 4.1

ICAGEN, INC.

STOCKHOLDER

WAIVER, AMENDMENT AND TERMINATION AGREEMENT

WHEREAS, Icagen, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company are parties to the Amended and Restated Stockholders’ Agreement dated as of April 16, 2004 (the “Stockholders’ Agreement”) setting forth certain rights with respect to the registration of their shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, over two years have passed since the completion of the Company’s initial public offering of shares of Common Stock in February 2005, making certain of the agreements in the Stockholders’ Agreement unnecessary, burdensome or inappropriate for stockholders of a public company; and

WHEREAS, except for affiliates of the Company, the parties to the Stockholders’ Agreement are eligible to sell their shares of Common Stock that are the subject of the Stockholders’ Agreement in reliance on Rule 144(k) of the Securities Act.

NOW, THEREFORE, the undersigned, representing the holders of at least 70% of the Registrable Securities (as defined in the Stockholders’ Agreement) then held by the Holders (as defined in the Stockholders’ Agreement) whose registration rights have not expired pursuant to Section 2.15 of the Stockholders’ Agreement do hereby agree, pursuant to and in accordance with Section 4.3 of the Stockholders’ Agreement, as follows:

1. Stockholders’ Agreement. The undersigned hereby approves of the termination of or amendment to the following provisions of the Stockholders’ Agreement:

(i) Section 2.2(a) of the Stockholders’ Agreement be amended in its entirety and restated to read as follows:

“Request for Registration. If the Company shall determine to file a registration statement with respect to any of its securities either for its own account or the account of a security holder or holders (other than with respect to a registration statement filed pursuant to the Company’s initial public offering; a registration statement filed pursuant to Section 2.1, 2.3 or 2.4 hereof; a “shelf” registration statement; or a registration statement covering shares to be sold solely for the account of another holder or holders, which shares were acquired pursuant to either (A) an acquisition of a company of which they were formerly stockholders, (B) a “private placement” under the Securities Act or (C) Rule 144A under the Securities Act) at any time and from time to time, the Company will, prior to the filing of such registration statement:

(i) promptly give to each Holder written notice thereof advising them of their right to join in such registration; and

(ii) use its best efforts to include in such registration, except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is effective (which request shall state the intended method of disposition of such Registrable Securities) to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of such Holder. Such written request may specify all or a part of a Holder’s Registrable Securities. Notwithstanding the foregoing: (i) the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Holder and (ii) the rights of this Section 2.2 shall not apply with respect to registration statements filed in connection with the Company’s initial public offering.”

(ii) Section 2.11(a) of the Stockholders’ Agreement be and hereby is terminated.

(iii) Section 2.15 of the Stockholders’ Agreement be amended in its entirety and restated to read as follows:

“All of the Company’s obligations to register Registrable Securities pursuant to this Agreement shall terminate with respect to a particular Holder on the earlier to occur of (A) December 15, 2009 or (B) the date all shares of Registrable Securities held by such Holder may be sold pursuant to Rule 144(k).”

2. Waiver of Notice. The undersigned hereby waives any notice to which the undersigned may be entitled, in the undersigned’s capacity as a stockholder or otherwise, of any agreement contemplated by this Stockholder Waiver, Amendment and Termination Agreement.

3. Effectiveness. The undersigned hereby agrees that this Stockholder Waiver, Amendment and Termination Agreement shall be effective for all purposes upon receipt by the Company or its counsel of signed signature pages of this Stockholder Waiver, Amendment and Termination Agreement (or a facsimile thereof) representing the requisite stockholder consents referred to above, and that the Company is authorized to attach such signed signature pages to the pages comprising the balance of this Stockholder Waiver, Amendment and Termination Agreement.

The undersigned further agrees that the agreements herein are severable, so that in the event any transaction contemplated by one waiver, amendment or termination does not occur, the other waivers, amendments and terminations shall remain effective.

This Stockholder Waiver, Amendment and Termination Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has executed this Stockholder Waiver, Amendment and Termination Agreement as of the date set forth below.

COMPANY:

ICAGEN, INC.

Dated: July 10, 2007	By:	/s/ P. Kay Wagoner
	Name:	P. Kay Wagoner, Ph.D.
	Title:	President and Chief Executive Officer

STOCKHOLDERS:

Dated: May 29, 2007	By:	/s/ Jean Deleage
	Name:	Jean Deleage

Dated: May 24, 2007	By:	/s/ Juerg Geigy
	Name:	Juerg Geigy

Dated: June 5, 2007	By:	/s/ Sheikh Isam K. Kabbani
	Name:	Sheikh Isam K. Kabbani

Dated: July 10, 2007	By:	/s/ André L. Lamotte
	Name:	André L. Lamotte

AL-MIDANI INVESTMENT COMPANY, LTD.

Dated: June 4, 2007	By:	/s/ M. N. ALMIDANI
	Name:	M. N. ALMIDANI
	Title:	DIRECTOR

ALTA BIOPHARMA PARTNERS, L.P.

Dated: May 31, 2007	By:	Alta BioPharma Management, LLC

	By:	/s/ Alix Marduel
	Name:	Alix Marduel
	Title:	Managing Director

ALTA EMBARCADERO BIOPHARMA PARTNERS, LLC

Dated: May 31, 2007	By:	/s/ Hilary Strain
	Name:	Hilary Strain
	Title:	Under Power of Attorney

ELI LILLY AND COMPANY

Dated: May 25, 2007	By:	/s/ James B. Lootens
	Name:	James B. Lootens
	Title:	Secretary

FINOVE, LTD.

Dated: June 8, 2007	By:	/s/ CHRISTOPHER LE BOUTILLIER
	Name:	CHRISTOPHER LE BOUTILLIER
	Title:	DIRECTOR

GUTRAFIN LTD.

Dated: May 25, 2007	By:	/s/ Francis C. Lang
	Name:	Francis C. Lang
	Title:	Senior Investment Representative

HØEGH INVEST AS

Dated: May 22, 2007	By:	/s/ Carl Preben Høegh
	Name:	Carl Preben Høegh
	Title:	Senior Partner

FRED D. HUTCHISON AND NANCY HUTCHISON, TEN COM

Dated: July 5, 2007	By:	/s/ Fred D. Hutchison
	Name:	Fred D. Hutchison, individually and as Attorney in Fact for Nancy L. Hutchinson

ICAGEN CHASE PARTNERS (ALTA BIO), LLC

Dated: May 31, 2007	By:	Alta/Chase BioPharma Management, LLC

	By:	/s/ Alix Marduel
	Name:	Alix Marduel
	Title:	Member

PHARMABIO DEVELOPMENT INC. d/b/a NOVAQUEST

Dated: May 22, 2007	By:	/s/ Kerry E. Zook
	Name:	Kerry E. Zook
	Title:	V.P., General Counsel

SELECTRA INVESTMENT & MANAGEMENT II, INC.

Dated: May 25, 2007	By:	/s/ F. C. Lang
	Name:	F. C. Lang
	Title:	Chairman & CEO

TRIANGLE SECURITIES AS C/F FRED D. HUTCHISON—IRA

Dated: July 5, 2007	By:	/s/ Fred D. Hutchison
	Name:	Fred D. Hutchison, Beneficiary

VENROCK ASSOCIATES

Dated: May 23, 2007	By:	/s/ Anthony B. Evnin
	Name:	Anthony B. Evnin
	Title:	General Partner

VENROCK ASSOCIATES II, L.P.

Dated: May 23, 2007	By:	/s/ Anthony B. Evnin
	Name:	Anthony B. Evnin
	Title:	General Partner

XANTHUS LIMITED

Dated: June 1, 2007	By:	/s/ R.M. Falla /s/ G.R. Le Page
	Name:	R.M. Falla and G.R. Le Page
	Title:	Directors

ZIAD ZEIN EL ABDIN CORPORATION

Dated: June 20, 2007	By:	/s/ Hounada Mukhtar Mohd Diab
	Name:	Hounada Mukhtar Mohd Diab
	Title:	Wife of Ziad Zein El Abdin